EXHIBIT 10.2

RESTRICTED SHARE UNIT AGREEMENT
This RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) is entered into effective as of _______ (the “Grant Date”), by and between Kennedy-Wilson, Inc., a Delaware corporation (the “Company”) and ____ (“Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2.18 of this Agreement.
WHEREAS, the Company and Participant have entered into that certain letter agreement, dated as of ____ (the “Letter Agreement”), pursuant to which the Company has agreed to grant Participant restricted share units (“RSUs”) with respect to Ordinary Shares of Kennedy Wilson Europe Real Estate Plc (“KWE”), subject to the terms and conditions set forth therein; and
WHEREAS, this Award (as defined below) is being granted in connection with the Company’s obligations under the Letter Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE 1.
GRANT, VESTING AND PAYMENT OF RESTRICTED SHARE UNITS
1.1    Award of RSUs. Effective as of the Grant Date, the Company hereby grants to Participant an award of _____ RSUs (the “Award”) upon and subject to the terms and conditions set forth in this Agreement. Each RSU that vests shall represent the right to receive payment, in accordance with this Agreement, of one Ordinary Share (each, a “Share”). Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU, nor any right to the underlying Shares.
1.2    Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding dividend equivalent (each, a “Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds. With respect to each dividend for which the record date occurs on or after the Grant Date and on or prior to the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent, each outstanding Dividend Equivalent shall entitle the Participant to receive payments equal to dividends paid, if any, on the Shares underlying the RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends paid to each holder of a Share. Each such payment shall be made no later than sixty (60) days following the applicable dividend payment date. Dividend Equivalents shall not entitle Participant to any payments relating to dividends for which the record date occurs after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent. In addition, notwithstanding the foregoing, in the event of a Termination of Employment for any reason, Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends declared but not paid prior to the date of such termination on Shares underlying RSUs which are unvested as of the date of such Termination of Employment (after taking into account any accelerated vesting, if any, that may occur in connection with such termination). Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code and/or Section 457A of the Code (as applicable), and the right to such payments shall be treated as a right to a series of separate payments.
1.3    Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate thereof. Nothing in this Agreement shall confer upon Participant any right to continue as an Employee, consultant, director or other service provider of the Company or any Affiliate thereof or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate thereof and Participant.
1.4    Vesting. Subject to Section 1.5 hereof, one-third (⅓) of the RSUs granted hereby shall vest on each of the first, second and third anniversaries of the Grant Date, subject to Participant’s continued status as an Employee through each such vesting date.
1.5    Forfeiture, Termination and Cancellation. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Employment for any or no reason, all then unvested RSUs subject to this Agreement (after taking into account any accelerated vesting that occurs in connection with such termination), and their corresponding Dividend Equivalents, will thereupon automatically and without further action be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the Award which has not become vested at the date of Participant’s Termination of Employment shall thereafter become vested, except as may be otherwise provided by the Company.
1.6    Payment. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 1.4 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption under Section 409A of the Code and/or ensure that the RSUs and Shares delivered thereunder do not constitute deferred compensation under Section 457A of the Code (as applicable)), the Company shall, in settlement of such RSUs, deliver to Participant a number of Shares equal to the number of RSUs subject to this Award that vested on such vesting date. All issuances of Shares shall be made in the form of whole Shares, and any fractional Share will be rounded as determined by the Company; provided, however, that in no event shall the aggregate number of RSUs that vest or become payable hereunder exceed the total number of RSUs set forth in Section 1.1 of this Agreement.
1.7    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign withholding taxes that required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or Dividend Equivalents. The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Participant arising in connection with the RSUs and/or Dividend Equivalents or payments thereunder. Unless otherwise determined by the Company in its discretion, in satisfaction of the foregoing requirement, the Company shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of this Agreement, the number of Shares which may be withheld with respect to the issuance, vesting or payment of the RSUs in order to satisfy the Participant’s income and payroll tax liabilities shall be limited to the number of Shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income.
1.8    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares payable in respect of the RSUs until (a) all legal requirements in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable securities exchange rules and regulations, (b) all approvals and other clearances from any state, federal or foreign governmental agency which the Company, in its discretion, determines are necessary or advisable, have been obtained, and (c) Participant has executed and delivered to the Company or its Affiliates any representations or agreements that the Company deems appropriate to satisfy the requirements of any applicable law.
1.9    Rights as Shareholder. Neither the Participant nor any person claiming under or through Participant shall be, or have any of the rights or privileges of, a shareholder of KWE with respect to any Shares deliverable in respect of the RSUs, including, without limitation, voting rights and rights to dividends, unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.
1.10    Restrictions on New RSUs or Shares. Without limiting the generality of Section 2.3 below, in the event that the RSUs or the Shares underlying the RSUs are changed into or exchanged for a different number or kind of securities of KWE or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares or otherwise, such new or different number or kind of securities which are issued upon conversion of or in exchange or substitution for RSUs or the Shares underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or Shares, as applicable, unless the Company provides for the vesting of the RSUs or the Shares underlying the RSUs, as applicable.
ARTICLE 2.
OTHER PROVISIONS
2.1    Administration. The Board (or a duly appointed committee thereof) shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the RSUs and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or such committee) in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Board or any committee or delegate thereof shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the RSUs granted hereby.
2.2    Award Not Transferable. Unless otherwise determined by the Company, the RSUs, the Shares issuable with respect thereto and the Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued. Neither the RSUs, the Shares issuable with respect thereto, the Dividend Equivalents, nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
2.3    Changes in Capitalization; Corporate Transactions.
(a)    In the event of an Equity Restructuring, the number and type of securities subject to the Award shall be equitably adjusted by the Board.
(b)    In the event of changes to the outstanding Ordinary Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange, or other relevant changes in the capitalization of KWE occurring after the Grant Date and not otherwise provided for under this Section 2.3, the Board, in its sole discretion, in such manner as it deems equitable or appropriate taking into consideration the accounting and tax consequences, is hereby authorized to take, or cause to be taken, any one or more of the following actions:
(i)    To provide for either (A) termination of the Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 2.3, the Board determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then the Award may be terminated by the Company without payment), or (B) the replacement of the Award with other rights or property selected by the Board in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the realization of the Participant’s rights had the Award been fully vested;
(ii)    To provide that the Award shall be substituted for by similar awards covering the stock of KWE’s successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to the Award;
(iii)    To make adjustments in the number and type of securities subject to the Award and/or in the terms and conditions of the Award;
(iv)    To provide that the Award shall be payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in this Agreement; and
(v)    To provide that the Award cannot vest or become payable after such event.
2.4    Clawback. This Award, the RSUs and the Shares or other securities issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.
2.5    Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
2.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 2.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
2.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
2.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
2.9    Conformity to Securities Laws. Participant acknowledges that this Agreement is intended to conform to the extent necessary with all securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the RSUs are granted and the Shares subject thereto may be issued only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
2.10    Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Company; provided that, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
2.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 2.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
2.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Exchange Act, the RSUs, the Shares issuable pursuant thereto and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
2.13    Investment Purpose. By its acceptance of the RSUs, Participant represents that Participant is acquiring the RSUs and the Shares for Purchaser’s own account and not with a view to or for sale in connection with any distribution of the RSUs or the Shares.
2.14    Entire Agreement. This Agreement, together with the Letter Agreement, constitutes the entire agreement of the parties and supersede in its entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
2.15    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument
2.16    Sections 409A and 457A. Neither the RSUs nor the Dividend Equivalents are intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”) or Section 457A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 457A”). However, notwithstanding any other provision of this Agreement, if at any time the Company determines that the RSUs (or any portion thereof) and/or the Dividend Equivalents may be subject to Section 409A and/or Section 457A, the Company shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Company determines are necessary or appropriate either for the RSUs and/or Dividend Equivalents to be exempt from the application of Section 409A and/or Section 457A or to comply with the requirements of Section 409A and/or Section 457A; provided, however, that this Section 2.16 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.
2.17    Limitation on Participant’s Rights. Entry into this Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust and shall not have any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when payable hereunder.
2.18    Certain Definitions. For purposes of this Agreement, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” shall mean, with respect to any entity, any other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified entity. For purposes of this definition, “control,” when used with respect to any specified entity, means the power to direct or cause the direction of management or policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.
(b)“Board” means the Board of Directors of Kennedy-Wilson Holdings, Inc.
(c)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(d)	“Employee” means an employee of the Company or an Affiliate thereof.
(e)“Equity Restructuring” shall mean a nonreciprocal transaction between KWE and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the Shares underlying the RSUs.
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(g)“Ordinary Shares” means the redeemable ordinary shares of no par value in the capital of KWE issued and designated as “Ordinary Shares” and having the rights, restrictions and entitlements set out in the memorandum and articles of association or equivalent constitutional documents of KWE.
(h)“Termination of Employment” means the termination of Participant’s employment with the Company or an Affiliate of the Company for any reason. The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Employment, including, without limitation, whether a Termination of Employment has occurred, whether any Termination of Employment resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Employment.
(Signature Page Follows)

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Agreement. Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understands all provisions of the Agreement. Participant hereby agrees to accept as final, binding, and conclusive all decisions or interpretations of the Committee upon any questions arising under the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KENNEDY-WILSON, INC.	PARTICIPANT

By:	Name
Its:

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